As filed with the Securities and Exchange Commission on December 31, 2008
Registration No. 333-155746

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOUBET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4627253
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5901 De Soto Avenue
Woodland Hills, California 91367
(818) 668-2100
(Address, including zip code, and telephone
number, including area code, of
registrant’s principal executive offices)
Daniel Perini, Esq.
General Counsel
Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
(818) 668-2100
(Name, address, including zip code, and
telephone number, including area code,
of registrant’s agent for service)

Copies to:
Thomas D. Twedt
Dow Lohnes PLLC
1200 New Hampshire Avenue, NW
Washington, D.C. 20036
(202) 776-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2008

PROSPECTUS
$29,850,000
YOUBET.COM, INC.
     The following are types of securities that we may offer and sell under this prospectus:
•	Common stock

•	Preferred stock

•	Stock purchase contracts

•	Stock purchase units

•	Warrants or rights to purchase common stock or preferred stock
     When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements relating to the specific issue of securities before you decide to invest in any of these securities.
     Our common stock is quoted on the NASDAQ Capital Market under the trading symbol “UBET.” On December 29, 2008, the last reported sale price of our common stock was $0.83 per share.
     As of December 29, 2008, we had 41,519,024 shares of common stock outstanding, of which 30,025,046 shares were held by non-affiliates. Consequently, the aggregate market value of our outstanding common stock held by non-affiliates as of December 29, 2008 was approximately $24.9 million. We have not sold any of our securities during the 12 calendar months prior to the date of this prospectus.
     You should carefully review “Risk Factors” beginning on page 2 for a discussion of risks you should consider before investing in our securities.
     The securities covered by this prospectus may be offered by us directly, through agents designated from time to time by us or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them and us will be set forth or will be calculable from information set forth in the applicable prospectus supplement. See “Plan of Distribution.”
     This prospectus may not be used to consummate sales of securities by us unless accompanied by a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
THE DATE OF THIS PROSPECTUS IS                     , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $29,850,000 of our securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information described under the heading “Where You Can Find More Information.”
     In this prospectus, Youbet, we, us and our refer to Youbet.com, Inc., its wholly-owned subsidiaries and all predecessor entities collectively, unless the context requires otherwise.
     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that there has been no change in the affairs of our company or its subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

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SUMMARY
     Because this is a summary, it does not contain all the information about us that may be important to you. To understand the specific terms of the securities, you should read this prospectus and any prospectus supplement carefully. You should also carefully read the risk factors referenced in the section of this prospectus entitled “Risk Factors” and the documents identified under the caption “Where You Can Find More Information.”
     We are a diversified provider of technology and pari-mutuel horse racing content for consumers through the Internet and a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry. Youbet Express is a leading online advance deposit wagering, or ADW, company focused on horse racing primarily in the United States.
     Our Web site, www.youbet.com, enables our customers to securely wager on horse races at over 150 racetracks worldwide from the convenience of their homes or other locations. Our customers receive the same odds and expected payouts they would receive if they were wagering directly at the host track and their wagers are placed directly into the track betting pools.
     We strive to appeal to both new and experienced handicappers by providing a user-friendly “one-stop-shop” experience. To place a wager, customers open an account and deposit funds with us via several convenient options, including our ExpressCash system, which links our customers’ wagering accounts directly to their personal checking accounts. To enable our customers to make informed wagers, we provide 24-hour access to up-to-the-minute track information, real-time odds and value-added handicapping products, such as Turfday Super Stats, a comprehensive database of racing statistics and a grading system to assess trainers, jockeys and horses. Our customers can view high-quality, live audio/video broadcasts of races as well as replays of a horse’s past races. Our convenient automated services are complemented by our player service agents, who are available 15 hours a day, seven days a week to provide technical support and address any wagering or funding questions.
     Our content partners provide us the same live satellite feeds that they normally broadcast at the track and to off-track betting facilities, or OTBs. As a result, our partners have the opportunity to increase the total handle wagered on their racing signal, which we believe leads to higher revenues for the host track and a higher quality of racing through larger purses for the horse owners. In return, we receive a commission, or a percentage of the wager (handle) processed through Youbet Express.
     Our acquisition of United Tote Company in February 2006 diversified our product offerings. United Tote is a leading supplier of totalizator systems (equipment and technology that processes wagers and payouts) and processed more than $7 billion in handle in 2007 on a global basis, approximately 90% of which is North American pari-mutuel handle. United Tote supplies pari-mutuel tote services to approximately 100 racing facilities in North America and additional facilities in a number foreign markets. As result of this acquisition, we now operate two business segments for financial accounting purposes, ADW and totalizator systems.
     Youbet.com, Inc. is a Delaware corporation. Our principal executive offices are located at 5901 De Soto Avenue, Woodland Hills, California 91367 and our telephone number at that address is (818) 668-2100. The information in our Web site is not part of this prospectus.

RISK FACTORS
     An investment in our securities involves significant risks. You should carefully consider the risks described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated herein by reference, such as the risk factors under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, as amended, on file with the SEC, before you make an investment decision pursuant to this prospectus and any prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21C of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements concerning possible or assumed future results of operations of Youbet and those preceded by, followed by or that include the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue’ or the negative of such terms and other comparable terminology. You should understand that the factors described below, in addition to those discussed elsewhere in this document or incorporated by reference into this prospectus, could effect our future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include:
•	statements about our business plans;

•	statements about the potential for development;

•	statements about future regulatory developments;

•	estimates of future financial performance;

•	predictions of national or international economic, political or market conditions;

•	statements regarding other factors that could affect our future operations or financial position; and

•	other statements that are not matters of historical fact.
     Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements. Factors that could cause or contribute to such differences include, among others:
•	our ability to continue to successfully compete with existing and future competitors;

•	our ability to continue to manage our costs;

•	our exposure to lawsuits and other liabilities and contingencies;

•	our ability to fund our short-term financing needs; and

•	general economic and business conditions.
     These forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
     Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund our future capital and working capital requirements in excess of internally generated funds. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

DESCRIPTION OF CAPITAL STOCK
     The following is a summary of the material terms and provisions of our capital stock. Our certificate of incorporation, as amended, authorizes 101,000,000 shares of capital stock, divided into 100,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. As of September 30, 2008, there were 41,519,024 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
     We have one class of authorized common stock which is entitled to one vote per share. All outstanding shares of common stock are validly issued, fully paid and nonassessable. The common stockholders have no preemptive rights, cumulative rights, subscription, redemption, sinking fund or conversion rights and preferences. The common stockholders will be entitled to receive such dividends as the board of directors may declare out of funds legally available for that purpose. We have never declared or paid cash dividends on our common stock and we currently intend to retain any future earnings for use in developing and operating our businesses. Accordingly, we do not expect to pay cash dividends on its common stock in the foreseeable future.
Preferred Stock
     We have 1,000,000 authorized, but unissued, shares of preferred stock, $0.001 par value per share. Although the rights and designations of the preferred stock are currently undefined, our board of directors is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative rights by a resolution or resolutions at any time and from time to time. In establishing the terms of a series of preferred stock, the board of directors is authorized, subject to the limitations prescribed by law, to set, among other things:
•	the number of shares;

•	the dividend rate and preferences;

•	the cumulative or non-cumulative nature of dividends;

•	the redemption provisions;

•	the sinking fund provisions;

•	the conversion rights;

•	the amounts payable and preferences in the event of our voluntary or involuntary liquidation; and

•	the voting rights, in addition to those required by law.
     Such terms could include provisions prohibiting the payment of dividends on the common stock or repurchases of our common stock in the event dividends or sinking fund payments on the preferred stock were in arrears. In the event of liquidation, the holders of preferred stock of each series might be entitled to receive an amount specified for such series by the board of directors before any payment could be made to the common stockholders.
     Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of preferred stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such preferred stock adopted by the board of directors. The manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock must be clearly and expressly set forth or incorporated in the resolution or resolutions providing for the issuance of such preferred stock.
     Shares of preferred stock of any series that have been redeemed or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of preferred stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of preferred stock to be created by resolution or resolutions of the board of directors or as part of any other series of shares of preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board providing for the issue of any series of shares of preferred stock.
Delaware Anti-Takeover Law
     Section 203 of the Delaware General Corporation Law prohibits us from engaging in a business combination with an interested stockholder. This restriction applies for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to an interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of our voting stock. Section 203 could delay, defer or prevent a change in control of Youbet. It might also reduce the price that investors might be willing to pay in the future for shares of common stock.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, representing contracts obligating holders to purchase from us or us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, which are referred to as stock purchase units, consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the common stock under stock purchase contracts, either:
•	senior debt securities, subordinated debt securities or junior subordinated debt securities of Youbet; or

•	debt obligations of third parties, including U.S. Treasury securities.
     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, which are referred to as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase common or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement. The prospectus supplement may change any of the terms of the warrants described in this prospectus.
Equity Warrants
     We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:
•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.
     Except as set forth in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants
     Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.
     Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchased upon the exercise of the warrant. If fewer than all of the shares of common stock or shares of preferred stock subject to a warrant represented by the warrant certificate is exercised, we will issue a new warrant certificate for the remaining shares of common stock or shares of preferred stock subject to such warrant.

DESCRIPTION OF RIGHTS
     We may issue rights to our stockholders to purchase common or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
     The prospectus supplement will provide the terms of the rights to be issued, including:
•	the date of determining the stockholders entitled to the rights distribution;

•	the securities for which the rights are exercisable;

•	the aggregate number or amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
     Each right will entitle the holder of rights to purchase for cash the number of shares of common or preferred stock at the exercise price as shall be set forth in the prospectus supplement relating to the rights being offered. Rights may be exercised at any time up to the close of business on the expiration date for the rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
     Rights may be exercised as set forth in the applicable prospectus supplement relating to the rights being offered. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon such exercise. In the event that not all of the rights issued in any rights offering are exercised, we may determine to offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
     We may sell the securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
     Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. The aggregate market value of shares of our securities sold during a 12-month period will not exceed one-third of the aggregate market value of our outstanding common stock held by non-affiliates, unless and until the aggregate market value of our outstanding common stock held by non-affiliates exceeds $75 million. We may sell securities through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.
     Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
     Dow Lohnes PLLC, Washington, D.C., has passed upon the validity of the securities described in this prospectus.
EXPERTS
     Piercy Bowler Taylor & Kern, an independent registered public accounting firm, has audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007, as amended, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in this prospectus in reliance on Piercy Bowler Taylor & Kern’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other information with the SEC pursuant to the disclosure requirements of the Exchange Act. Our SEC filings are available on our Web site at www.youbet.com and the SEC’s Web site at www.sec.gov. You also may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room.
     The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in this prospectus to the extent inconsistent. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. Our SEC file number with the SEC for Exchange Act filings is 0-26015. We incorporate by reference the documents listed below filed by us and any future filings made after the date of the initial filing of the registration statement of which this prospectus is a part with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of each offering under this prospectus (other than information furnished and not filed with the SEC):
•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our annual report on Form 10-K/A for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our quarterly report on Form 10-Q/A for the quarter ended March 31, 2008;

•	our current reports on Form 8-K filed on January 18, 2008, February 13, 2008 (solely as to Items 1.01, 2.05, 2.06 and 9.01), March 4, 2008, March 18, 2008, April 24, 2008, May 6, 2008 (solely as to Item 5.02 and Exhibit 10.1 filed with respect thereto), May 21, 2008, June 17, 2008, July 10, 2008 (solely as to Item 4.02), November 3, 2008, November 19, 2008 and December 9, 2008; and

•	the description of our common stock contained in the our registration statement on Form 8-A12G, filed on May 10, 1999 and as amended on April 9, 2004.
     We will provide without charge, to any person who receives a copy of this prospectus and the accompanying prospectus supplement, upon such recipient’s written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367, Attention: James A. Burk, Chief Financial Officer; telephone number (818) 668-2100.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee. All of these expenses have been or will be paid by Youbet.

SEC filing fee	$—
Legal fees and expenses	14,000
Accounting fees and expenses	3,000
Printing and engraving expenses	3,500

Total	$20,500

Item 15. Indemnification of Directors and Officers.
     Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation (in its original certificate of incorporation or amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation, as amended, limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.
     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Item 16. Exhibits.
2.1	Stock Purchase Agreement, dated as of November 30, 2005, by and among Youbet.com, Inc., UT Gaming, Inc., UT Group, LLC, and United Tote Company (incorporated by reference to Exhibit 2.1 to our current report on Form 8-K filed December 5, 2005).

2.2	First Amendment to Stock Purchase Agreement, dated as of December 22, 2005, by and among Youbet.com, Inc., UT Gaming, Inc., UT Group, LLC, and United Tote Company (incorporated by reference to Exhibit 2.2 to our current report on Form 8-K filed December 22, 2005).

2.3	Second Amendment to Stock Purchase Agreement, dated as of January 26, 2006, by and among Youbet.com, Inc., UT Gaming, Inc., UT Group, LLC, and United Tote Company (incorporated by reference to Exhibit 2.3 to our current report on Form 8-K filed January 26, 2006).

2.4	Third Amendment to Stock Purchase Agreement, dated as of February 10, 2006, by and among Youbet.com, Inc., UT Gaming, Inc., UT Group, LLC, and United Tote Company (incorporated by reference to Exhibit 2.4 to our current report on Form 8-K filed February 13, 2006).

3.1	Certificate of Incorporation of Youbet.com, Inc., as amended (incorporated by reference to Exhibit 3.1 to our quarterly report on Form 10-QSB for the quarter ended September 30, 2003).

3.2	Amended and Restated Bylaws of Youbet.com, Inc. (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed April 20, 2007).

4.1	Registration Rights Agreement by and among Youbet.com, Inc. (formerly You Bet International, Inc.) and the other parties listed therein dated June 29, 1998 (incorporated by reference to Exhibit 99.5 to our current report on Form 8-K filed July 14, 1998).

4.2	Warrant to purchase Youbet common stock issued to Robert M. Fell dated June 29, 1998 (incorporated by reference to Exhibit 99.3 to our current report on Form 8-K filed July 14, 1998).

5.1	Opinion of Dow Lohnes PLLC.

10.1	Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to our registration statement on Form S-3, File No. 333-126131).*

10.2	Amendment Number One to the Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Youbet’s current report on Form 8-K filed June 16, 2006).*

10.3	Amendment Number Two to the Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Youbet’s current report on Form 8-K filed June 17, 2008).*

10.4	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed June 17, 2008).*

10.5	Form of Performance Stock Option Agreement (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed June 17, 2008).*

10.6	Form of Non-Employee Director Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.7 to our quarterly report on Form 10-Q for the quarter ended June 30, 2007).*

10.7	Form of Lease Agreement for the Woodland Hills Facility dated March 11, 2000 (incorporated by reference to Exhibit 10.26 to our annual report on Form 10-K for the year ended December 31, 2000).

10.8	Amendment, dated as of September 8, 2003, to lease agreement for the Woodland Hills Facility dated March 11, 2000 (incorporated by reference to Exhibit 10.6 to our annual report on Form 10-KSB for the year ended December 31, 2003).

10.9	License and Content Agreement, dated as of May 18, 2001, by and among ODS Technologies, L.P., ODS Properties, Inc. and Youbet.com, Inc. (incorporated by reference to Exhibit 10.27 to our quarterly report on Form 10-Q for the quarter ended June 30, 2001).

10.10	Amendment to License and Content Agreement dated as of June 6, 2007, by and among ODS Technologies, L.P., ODS Properties, Inc. and Youbet.com, Inc. (incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed June 12, 2007).

10.11	Youbet.com, Inc. Offer Letter to Michael D. Nelson, dated December 12, 2006 and accepted December 13, 2006 (incorporated by reference to Exhibit 99.2 to our current report on Form 8-K filed January 8, 2007).*

10.12	Employment Agreement, dated as of July 9, 2007, by and between Youbet.com, Inc. and James A. Burk (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed July 11, 2007).*

10.13	Employment Agreement, dated as of March 1, 2008, by and between Youbet.com, Inc. and Daniel Perini (incorporated by reference to Exhibit 10.7 to our quarterly report on Form 10-Q for the quarter ended June 30, 2008).*

10.14	Promissory Notes issued by Youbet.com, Inc. in favor of UT Group, LLC (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K and filed February 13, 2006).

10.15	Settlement Agreement, dated as of November 13, 2008, by and among Youbet.com, Inc., Louis J. Tavano, James Scott, Richard M. Tavano and Jacktrade LLC (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed November 19, 2008).

10.16	Loan and Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services

Corporation, as borrowers, and National City Bank, as lender (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K and filed December 9, 2008).

10.17	Term Note A, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank (incorporated by reference to Exhibit 10.2 to our current report on Form 8-K and filed December 9, 2008).

10.18	Revolving Note, dated as of December 3, 2008, made by Youbet.com, Inc., United Tote Company and Youbet Services Corporation in favor of National City Bank (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K and filed December 9, 2008).

10.19	Guaranty, dated as of December 3, 2008, made by UT Gaming, Inc. in favor of National City Bank (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K and filed December 9, 2008).

10.20	Stock Pledge Agreement, dated as of December 3, 2008, between UT Gaming, Inc. and National City Bank (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K and filed December 9, 2008).

10.21	Intellectual Property Security Agreement, dated as of December 3, 2008, by and among Youbet.com, Inc., United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as secured party (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K and filed December 9, 2008).

23.1	Consent of Piercy Bowler Taylor & Kern.

23.2	Consent of Dow Lohnes PLLC (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed on the signature page of the registration statement on Form S-3 (File No. 333-155746), as filed on November 26, 2008).

*	Management contract or compensatory plan.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Youbet.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on December 31, 2008.

YOUBET.COM, INC.
By:	/s/ Michael Brodsky
Michael Brodsky
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Brodsky Michael Brodsky	President and Chief Executive Officer (Principal Executive Officer)	December 31, 2008

/s/ James A. Burk James A. Burk	Chief Financial Officer (Principal Financial Officer)	December 31, 2008

/s/ Michael D. Nelson Michael D. Nelson	Corporate Controller (Principal Accounting Officer)	December 31, 2008

* F. Jack Liebau	Chairman of the Board	December 31, 2008

* Raymond Anderson	Director	December 31, 2008

* James Edgar	Director	December 31, 2008

* Michael D. Sands	Director	December 31, 2008

* Michael Soenen	Director	December 31, 2008

* POWER OF ATTORNEY
     Daniel Perini, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/s/ Daniel Perini
Attorney-in-fact